Exhibit 23.3


                            James W. McLeod, P. Geo.
                             2840 Hwy 95, Alt S. #7
                            Silver Springs, NV 89429
                               Phone: 775 577-5393
                              jjmcleod@xplornet.com


U.S. Securities and Exchange Commission
Washington, D.C. 20549

                                     CONSENT

1, James W. McLeod, P.Geo., am the author of a Report entitled "Review and Recommendations, Boomer Mineral Claim, Canim Lake Project Area, Kamloops Region, Map 92I/15W, British Columbia, Canada", dated March 5, 2010, prepared for Amerthai Minerals Inc.

I consent to the references to myself in the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission by Amerthai Minerals and with the summary of the information contained in the Report in the Registration Statement.

I also consent to Amerthai Minerals distributing copies of the Report to its shareholders or prospective investors, and to the disclosure of the Report on their website for electronic viewing.

Dated at Silver Springs, NV this 5th day of March, 2010.



                                               /s/ James W. McLeod
                                               ---------------------------------
                                               James W. McLeod
                                               Consulting Geologist